Filed with the Securities and Exchange Commission on December ___, 1998
                                   Securities Act Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

        Oregon                                           93-0572810
(State of incorporation)                  (I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon                                    97501
(Address of principal executive offices)                            (Zip Code)

                          1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)


                  Sidney B. DeBoer, Chief Executive Officer
                              360 E. Jackson St.
                            Medford, Oregon 97501
                                (541) 776-6899
                      (Name, address and telephone number
                            of agent for service)

                                  Copies to:
                           Kenneth E. Roberts, Esq.
                          Foster Pepper & Shefelman
                         101 S.W. Main St., 15th Fl.
                            Portland, Oregon 97204


                               CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________
                                          Proposed            Proposed
                          Number of       Maximum             Maximum           Amount of
Title of Securities     Shares Being   Offering Price         Aggregate        Registration
Being Registered         Registered      Per Share (1)      Offering Price (1)      Fee
_____________________________________________________________________________________________

Class A Common Stock      415,000          $16.875           $7,003,125.00       $1,946.87
_____________________________________________________________________________________________


 (1) The shares of Common Stock represent the number of additional shares being registered under the 1996 Stock Incentive Plan bringing the total number of shares that may be issued pursuant to the plan to 1,085,000.

(2) The maximum offering price for the shares cannot presently be determined as the offering price is established at the time shares are issued. Pursuant to Rule 457(h), the offering price is estimated based on the last sale price reported for the Common Stock on NASDAQ on December 14, 1998, and the maximum offering price is calculated for the sole purpose of determining the Registration Fee.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      Pursuant to a Registration Statement on Form S-8 (SEC File No. 333-21673) filed with the Securities and Exchange Commission (the "Commission") on February 12, 1997, Lithia Motors, Inc. (the "Company") registered 670,000 shares of its Class A Common Stock with respect to the Company's 1996 Stock Incentive Plan (the "Plan"). In accordance with General Instruction E of Registration Statement Form S-8, the Company's Registration Statement on Form S-8 (SEC File No. 333-21673) filed with the Securities and Exchange Commission on February 12, 1997 is hereby incorporated by reference in this registration statement.

      At the Company's 1998 Annual Meeting of Shareholders held on May 14, 1998, the shareholders of the Company approved an amendment to the Plan increasing the number of shares of Common Stock authorized for issuance pursuant to the Plan from the previously registered amount of 670,000 shares to 1,085,000 shares.

      The purpose of this Registration Statement on Form S-8 is to register an additional 415,000 shares of Class A Common Stock issuable under the Plan.


Item 8.     Exhibits.

      The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:


Exhibit


5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
            (Included in Exhibit 5.1)

24.1  Power of Attorney
      (Included in the signature page)

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 15th day of December, 1998.

                              LITHIA MOTORS, INC.


                              By: /s/ M. L. Dick Heimann
                              M.L. Dick Heimann
                              President and Chief Operating Officer


                              POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes and appoints SIDNEY B. DeBOER and BRIAN R. NEILL, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By:/s/ Sidney B. DeBoer                   Date: December 15, 1998
   Sidney B. DeBoer
   Chief Executive Officer and
   Chairman of the Board of Directors


By:/s/ M. L. Dick Heimann                 Date: December 15, 1998
   M.L. Dick Heimann
   President, Chief Operating Officer, Director


By:/s/ R. Bradford Gray                   Date: December 15, 1998
   R. Bradford Gray, Director


By: /s/ Brian R. Neill                    Date: December 15, 1998
   Brian R. Neill
   Senior Vice President, Chief Financial Officer
   (Chief Accounting and Financial Officer)

                                EXHIBIT INDEX


Exhibit

5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
            (Included in Exhibit 5.1)

24.1  Power of Attorney
      (Included in the signature page)